Exhibit 23.1

               CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS



As independent public accountants, we hereby consent to the incorporation by reference in this registration statement of our reports dated July 12, 1996, on our audit of the financial statements of Central Florida Eye Associates, P.A.; dated July 12, 1996, on our audit of the financial statements of South Texas Retina Consultants, P.A.; dated April 5, 1996, on our audit of the financial statements of Physicians Resource Group, Inc.; dated March 3, 1995, on our audit of the financial statements of Physicians Resource Group, Inc. - Founding Affiliated Practices; dated March 8, 1996, on our audit of the financial statements of Barnet Dulaney Eye Center, P.L.L.C.; dated November 21, 1995, on our audit of the financial statements of Physicians Resource Group, Inc. - Selected Acquisition Practices; dated April 12, 1996, on our audit of the financial statements of Physicians Resource Group, Inc. - Certain Acquisition Practices; dated July 12, 1996, on our audit of the financial statements of The Edward Yavitz Eye Center, Ltd.; dated April 12, 1996, on our audit of the financial statements of Key Whitman/Milauskas; and dated August 9, 1996 on our audit of the financial statements of Physicians Resource Group, Inc. - Sundry Acquisition Practices; dated September 4, 1996, on our audit of the combined financial statements of Cincinnati Eye Institute, Inc. and affiliate; dated September 3, 1996, on our audit of the financial statements of Gregory L. Henderson, M.D., P.A.; dated September 6, 1996, on our audit of the financial statements of Tampa Eye Clinic, P.A.; dated September 6, 1996, on our audit of the combined financial statements of The Eye Institute of West Florida, P.A. and Douglas G. Johnson, O.D., P.A.; dated October 16, 1996, on our audit of the combined financial statements of Melbourne Eye Associates of Brevard, Inc. and Melbourne Eye Associates, P.A.





                                      ARTHUR ANDERSEN LLP



Dallas, Texas,
November 1, 1996